UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2022

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2022, Sorrento Therapeutics, Inc. (the “Company”) and Scilex Pharmaceuticals Inc. (“Scilex”), an indirect subsidiary of the Company (“Scilex”), entered into a Consent Under and Amendment No. 4 to Indenture (the “Indenture Amendment”) with U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”) and collateral agent (the “Agent”), and the beneficial owners of those certain senior secured notes due 2026 issued by Scilex in September 2018 (the “Notes”) listed on the signature pages thereto (the “Holders”), which amended that that certain Indenture, dated September 7, 2018, by and among Scilex, the Company, the Trustee and the Agent, as amended (the “Indenture”).

Pursuant to the Indenture Amendment, (1) on June 3, 2022, Scilex repurchased approximately $41.4 million of the aggregate principal amount of the outstanding Notes at 100% of the principal amount thereof (the “Repurchase”), (2) the Holders agreed that Scilex can repurchase the remaining principal amount of the Notes at any time on or before September 30, 2022 for $41.4 million (subject to reduction for any quarterly royalty payments) and the Holders will forgive and discharge $28.0 million of the aggregate principal amount of the Notes, (3) the minimum cash requirement under the Indenture was reduced to $5.0 million in aggregate unrestricted cash equivalents at the end of each calendar month, and (4) the maximum aggregate principal amount of that certain Intercompany Promissory Note issued by Scilex to the Company on October 5, 2018 was increased from up to $25.0 million to up to $50.0 million.

The Indenture Amendment includes representations and warranties of the parties, indemnification obligations and other terms and conditions customary in agreements of this type. The representations, warranties and covenants contained in the Indenture Amendment were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Indenture Amendment, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Indenture Amendment is incorporated herein by reference only to provide investors with information regarding the terms of the Indenture Amendment, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Indenture Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Indenture Amendment filed herewith as Exhibit 10.1, as well as copies of: (i) the Indenture, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018, (ii) the Omnibus Amendment No. 1 to Indenture and Letter of Credit, dated as of October 1, 2019, by and among Scilex, the Company, the Trustee and the Holders, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC at 4:32 p.m. Eastern Time on October 1, 2019, (iii) the Omnibus Amendment No. 2 to Indenture and Letter of Credit, dated as of March 30, 2020, by and among Scilex, the Company, the Trustee and the Holders, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2020, and (iv) the Consent Under and Amendment No. 3 to Indenture and Letter of Credit, dated as of December 14, 2020, by and among Scilex, the Company, the Trustee and the Holders, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2020.

Item 8.01. Other Events.

On June 3, 2022, Scilex Holding Company issued a press release regarding the Repurchase. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

10.1+	Consent Under and Amendment No. 4 to Indenture, dated June 3, 2022, by and among Sorrento Therapeutics, Inc., Scilex Pharmaceuticals Inc., U.S. Bank Trust Company, National Association, as trustee and collateral agent, and the beneficial owners of the senior secured notes due 2026 and the holders of such securities listed on the signature pages thereto.
99.1	Press Release, dated June 3, 2022.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+ Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: June 3, 2022	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer